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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lightning Rod Software, Inc. of our report dated May 10, 2002 with respect to the financial statements of Lightning Rod Software, Inc., which appear in the Company's 2001 Form 10-KSB.

/s/ BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
Certified Public Accountants

Minneapolis, Minnesota
July 17, 2002

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  EXHIBIT 23.2